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                                                                       EXHIBIT 1


                          NORTH AMERICAN VACCINE, INC.

        SUBSCRIPTION AGREEMENT, made as of this ___ day of _____, 1998 between North American Vaccine, Inc., a corporation organized under the laws of Canada (the "Company"), and the undersigned (the "Subscriber").

        WHEREAS, the Company desires to issue an aggregate of $25,000,000 principal amount of its 4.5% Convertible Secured Notes due 2003 ("Notes") at a price of 100% of the principal amount thereof on the terms and conditions hereinafter set forth and the Subscriber desires to acquire the principal amount of Notes as designated on the signature page hereof.

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

        I.     SUBSCRIPTION FOR NOTES AND REPRESENTATIONS AND WARRANTIES BY
               SUBSCRIBER

        Each Subscriber hereby represents and warrants to the Company as follows as of the date hereof and the Closing Date (as hereinafter defined):

               1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company the principal amount of Notes being offered (the "Offering") as is set forth upon the signature page hereof at a price equal to 100% of the principal amount thereof, and the Company agrees to sell such Notes to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser principal amount of Notes as it may, in its sole discretion, deem necessary or desirable. In the event that more Notes are subscribed for than the Company is offering, then Notes subscribed for may be reduced as determined by the Company in its sole discretion, which shall be conclusive and final. The purchase price is payable by wire transfer or check made payable to the Company on the Closing Date. The Notes will be issued by the Company on the Closing Date. The Subscriber understands, however, that this purchase of Notes is contingent upon the Company making sales of a minimum of U.S.$25,000,000 aggregate principal amount of Notes prior to the Termination Date, as defined in
Article III hereof.

               1.2 The Subscriber recognizes that the purchase of Notes involves a high degree of risk in that (i) the Company requires substantial funds represented by the proceeds of this private placement; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in Notes; (iii) it may not be able to liquidate its investment; (iv) transferability of the Notes is limited; and (v) in the event of a disposition, an investor could sustain the loss of its entire investment. Such risks are more fully set forth in the Confidential Offering Circular furnished by the Company to the Subscriber, together with this Subscription Agreement.

               1.3 The Subscriber represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act"), and that it is able to bear the economic risk of an investment in the Notes.
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               1.4 The Subscriber acknowledges that it has prior investment experience, including investment in non-listed and non-registered securities, or it has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to it and to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

               1.5 The Subscriber acknowledges receipt and careful review of the Confidential Offering Circular and the attachments thereto (the "Offering Documents"), and hereby represents that it has been furnished by the Company during the course of this transaction with all information regarding the Company that it had requested or desired to know; that all documents which could be reasonably provided have been made available for its inspection and review; and that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, and any additional information that it had requested. The Subscriber acknowledges that after delivery of an executed copy of this Agreement to the Company, subscriptions are irrevocable until the Termination Date.

               1.6 The Subscriber hereby acknowledges that this Offering of Notes has not been reviewed by the United States Securities and Exchange Commission ("SEC"), any securities regulators in any province of Canada or any other regulatory authority, national or foreign, because of the Company's representations that this is intended to be a nonpublic offering pursuant to
Section 4(2) of the Act. The Subscriber represents that the Notes are being purchased as principal for its own account, for investment and not for distribution or resale to others, the Notes having an aggregate acquisition cost of not less than $250,000. The Subscriber agrees that it will not sell or otherwise transfer such securities unless they are registered under the Act or unless an exemption from such registration is available.

               1.7 The Subscriber understands that the Notes have not been registered under the Act by reason of a claimed exemption under the provisions of the Act that depends, in part, upon its investment intention. In this connection, the Subscriber understands that it is the position of the SEC that the statutory basis for such exemption would not be present if its representation merely meant that its present intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with its representation to the Company, and the SEC might regard such a sale or disposition as a deferred sale to which such exemptions are not available.

               1.8 The Subscriber understands that there is no public market for the Notes and none is likely to develop. The Subscriber understands that even if a public market develops for the Notes, Rule 144 (the "Rule") promulgated under the Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. In addition, the Subscriber understands that any resale of the Notes or the shares of Common Stock into which the Notes may be converted in Canada must be made through an appropriately registered dealer or in accordance with an exemption from the registration requirements of applicable securities laws and in accordance with, or pursuant to an exemption from, the prospectus

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requirements of such laws, which vary depending on the province. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Notes, or the shares of Common Stock into which the Notes may be converted, under the Act. The Subscriber agrees that the Company may, if it desires, permit the transfer of the Notes out of its name only when its request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act, the securities laws applicable to the Subscriber or any applicable state "blue sky" laws (collectively, "Securities Laws").

               1.9 The Subscriber agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by it contained herein or any sale or distribution by the undersigned Subscriber in violation of any Securities Laws.

               1.10 The Subscriber consents to the placement of a legend on any certificate or other document evidencing ownership of the Notes stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

               1.11 The Subscriber understands that the Company will review this Subscription Agreement and reserves the unrestricted right to reject or limit any subscription in any manner.

               1.12 The Subscriber hereby represents that, except as set forth in the Offering Documents or in the Indenture governing the Notes or the Security and Pledge Agreement, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, the Subscriber is not relying on any information, other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

               1.13 The Subscriber does not have any agreements or understandings with any other person, written or tacit, with respect to the acquisition or disposition of the Notes, other than with the other Subscribers that are parties to a Subscription Agreement.

               1.14 The execution, delivery and performance of this Subscription Agreement by the Subscriber has been duly approved and authorized by all necessary corporate and shareholder action.

               1.15 The consummation of the transactions contemplated by this Subscription Agreement will not violate or constitute a default under the Subscriber's organizational documents or any material agreement to which Subscriber is a party or by which its properties are bound.

        II.    REPRESENTATIONS BY THE COMPANY

               2.1 The Company represents and warrants to the Subscriber that as of the date of the Offering Documents and at the Closing Date:

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                      (a) The Company is a corporation duly organized, existing
and in good standing under the laws of Canada and has the corporate power to conduct the business that it conducts and proposes to conduct.

                      (b) The execution, delivery and performance of this Subscription Agreement by the Company has been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Notes have been duly taken and approved.

                      (c) The Notes have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be valid and binding obligations of the Company enforceable in accordance with their respective terms and entitled to the benefits of the Indenture governing the Notes.

                      (d) Except as disclosed in the Confidential Offering Circular, the Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party that could materially adversely affect the business, property, financial condition or operations of the Company.

                      (e) The Company is not in violation of or default under, nor will the execution and delivery of this Subscription Agreement, the issuance of the Notes and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, result in a violation of, or constitute a default under, the certificate of incorporation or by-laws, in the performance or observance of any material obligations, agreement, covenant, or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or in violation of any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign.

        III.   TERMS OF SUBSCRIPTION

               3.1 The subscription period will begin as of November 7, 1998 and will terminate at 11:59 PM Eastern time on November 12, 1998, unless extended until November 19, 1998 (the "Termination Date") by the Company. The Notes are being offered on a "minimum" sale basis as more particularly set forth in the Offering Documents.

               3.2 There will be no placement or selling agent involved in the Offering. The Offering is being conducted directly by the Company.

               3.3 If the Company shall not have obtained and accepted subscriptions (including this subscription) for purchase of U.S.$25,000,000 aggregate principal amount of Notes on or before the Termination Date, which may be as late as November 19, 1998, then this subscription shall be void. If U.S. $25,000,000 aggregate principal amount of Notes are accepted by the Company at or prior to the Termination Date, then all subscriptions accepted by the Company shall be final and binding.

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               3.4 The Subscriber hereby authorizes and directs the Company to deliver the Notes to be issued to such Subscriber pursuant to this Subscription Agreement to the address listed on the signature page hereof.

               3.5 Upon notice from the Company of the date for payment and issuance of the Notes ("Closing Date"), which shall be on or before November 19, 1998, the Subscriber shall make payment for the Notes by wire transfer or check made payable to the Company in same day funds.

        IV.    MISCELLANEOUS

               4.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its offices, 10150 Old Columbia Road, Columbia, Maryland 21046, Attention: Daniel J. Abdun-Nabi, and to the Subscriber at its address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

               4.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

               4.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

               4.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute that may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated before a court located in New York and they hereby submit to the exclusive jurisdiction of the courts of the State of New York and of the federal courts therein with respect to any action or legal proceedings commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other party.

               4.5 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription

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Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Notes as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

               4.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

               4.7 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

               4.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

        V.     BLUE SKY LEGENDS

               NOTICE TO RESIDENTS OF FLORIDA:

               If sales pursuant to this Subscription Agreement are made to more than five (5) persons within the state of Florida, such sales are voidable by the purchaser thereof within three (3) days after the first tender of consideration is made by such purchaser to the Company or an agent of the Company.

               IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

               Subscriber Name:

               _________________________     U.S.$________________________
               Aggregate principal amount of Notes subscribed for


               (Minimum Subscription U.S.$250,000)

               Address:

               __________________________

               __________________________

               Taxpayer Identification Number:

               TIP:

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Signature of Authorized Officer or Representative:

_______________________________________               _________________________










                    PLEASE RETURN ALL COMPLETED SUBSCRIPTION
                       AGREEMENTS TO DANIEL J. ABDUN-NABI,

                            10150 OLD COLUMBIA ROAD,

                            COLUMBIA, MARYLAND 21046



                      PLEASE RETAIN A COPY OF THE EXECUTED

                    SUBSCRIPTION AGREEMENT FOR YOUR RECORDS.
                             SUBSCRIPTION ACCEPTED:

               NORTH AMERICAN VACCINE, INC.

               By:  ____________________

               Date:  ______________, 1998

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